Contacts: Dennis Zember
(404) 760-7707
Dan Speight
(404) 760-7706

FOR IMMEDIATE RELEASE

Flag Financial Corporation Announces Stock Repurchase Plan

Atlanta, Ga. (March 19, 2004) – Flag Financial Corporation (Nasdaq: FLAG) today announced a stock repurchase plan. The board of directors has authorized the repurchase of up to 10% of the company’s outstanding shares. Joseph W. Evans, chairman and chief executive officer, said, “We cannot think of a better place to invest our capital than in our own stock.”

Flag Financial Corporation is a bank holding company whose wholly owned subsidiary is Flag Bank. The Flag Financial franchise consists of 21 offices, including 15 full-service banking offices and four mortgage/loan production offices, in 12 counties in Georgia. Flag Financial's common stock is traded on the Nasdaq Stock Market under the ticker symbol "FLAG."

Flag Financial Corporation from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Flag Financial Corporation does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Flag Financial Corporation complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

# # #